UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In anticipation of investor discussions around payments volume, cross border volume and processed transactions growth at the Cowen and Company 40th Annual Technology, Media and Telecom Conference on Wednesday, May 30, 2012, Visa is providing selected data for April and May 2012.

For the month of April 2012, U.S. aggregate payments volume growth was negative 3% versus U.S. aggregate payments volume for the prior year period. Further broken down, U.S. credit payments volume growth was positive 8% and debit payments volume growth was negative 12%. Cross border volume growth on a constant dollar basis was positive 13% globally over the prior year period. Processed transactions growth was negative 1% globally.

Through May 28, 2012, U.S. aggregate payments volume growth was 0% versus U.S. aggregate payments volume for the prior year period. Further broken down, U.S. credit payments volume growth was positive 10% and debit payments volume growth was negative 8%. Cross border volume growth on a constant dollar basis was positive 13% globally over the prior year period. Processed transactions growth was positive 1% globally.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: May 30, 2012	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Chief Financial Officer